UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2009

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697	06-1449146
(Commission File Number)	(IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On October 29, 2009, Republic Airways Holdings Inc. (the “Company”) entered into an amendment to its employment agreement with each of Bryan K. Bedford, Chairman, President and Chief Executive Officer of the Company, Robert Hal Cooper, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, and Wayne C. Heller, Executive Vice President and Chief Operating Officer of the Company.

Each employment agreement amendment provides for severance compensation upon the occurrence of certain events, including a change in control of the Company, death or disability, termination by the executive for cause or upon failure to renew. The amendments also provide for a gross-up in certain circumstances, and for the continuation of medical benefits upon the occurrence of certain termination events.

A copy of the amendment to Mr. Bedford’s, Mr. Cooper’s and Mr. Heller’s employment agreement is attached hereto as Exhibit 10.33(d), Exhibit 10.34(d) and Exhibit 10.35(d), respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	10.33(d)	Amendment No. 5 to Second Amended and Restated Employment Agreement dated as of October 29, 2009 by and between the Company and Bryan K. Bedford.

	10.34(d)	Amendment No. 5 to Second Amended and Restated Employment Agreement dated as of October 29, 2009 by and between the Company and Robert Hal Cooper.

	10.35(d)	Amendment No. 5 to Second Amended and Restated Employment Agreement dated as of October 29, 2009 by and between the Company and Wayne C. Heller.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

By:	/s/ Robert H. Cooper
	Name:	Robert H. Cooper
	Title:	Executive Vice President and
Chief Financial Officer

Dated: November 2, 2009

EXHIBIT INDEX

Exhibit Number	Description

10.33(d)	Amendment No. 5 to Second Amended and Restated Employment Agreement dated as of October 29, 2009 by and between the Company and Bryan K. Bedford.

10.34(d)	Amendment No. 5 to Second Amended and Restated Employment Agreement dated as of October 29, 2009 by and between the Company and Robert Hal Cooper.

10.35(d)	Amendment No. 5 to Second Amended and Restated Employment Agreement dated as of October 29, 2009 by and between the Company and Wayne C. Heller.